UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 17, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 17, 2005, a stock option grant of non-qualified stock options was made to each of the Photronics, Inc.’s non-employee directors, and to the Acting Chief Executive Officer, the Chief Financial Officer and the Vice President, General Counsel and Secretary, pursuant to the terms and conditions of Photronics, Inc.’s 2000 Stock Plan, as amended on March 13, 2003 (filed as Exhibit 10.18 to Photronics, Inc. Annual Report on Form 10-K for the year ended October 31, 2004); and the Non-Qualified Stock Option Agreement pursuant to the Photronics, Inc. 2000 Stock Plan, attached hereto as Exhibit 10.1. The stock options will fully vest and become exercisable on July 1, 2005. The stock options will expire on January 17, 2015.

On January 19, 2005 each of the non-employee directors and the Acting Chief Executive Officer, the Chief Financial Officer and the Vice President, General Counsel and Secretary receiving the grant of non-qualified stock options described above filed individual Form 4s with the SEC.

Exhibit No.
10.1	The Photronics, Inc. Non-Qualified Stock Option Agreement pursuant to the Photronics, Inc. 2000 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC. (Registrant)

DATE January 17, 2005	BY	/s/ Sean T. Smith
Sean T. Smith
Vice President and Chief Financial Officer

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	The Photronics, Inc. Non-Qualified Stock Option Agreement pursuant to Photronics, Inc. 2000 Stock Plan